Exhibit 99.1
NEWS RELEASE

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Leading Craft Brewer Ballast Point Joins Constellation Brands
Constellation Strengthens Its Position in the Highest End
of the U.S. Beer Market with New Craft Platform

VICTOR, NY and SAN DIEGO, CA, Nov. 16, 2015 - Constellation Brands (NYSE: STZ and STZ.B), a leading beverage alcohol company, today announced an agreement to acquire San Diego-based Ballast Point Brewing & Spirits. Ballast Point is one of the fastest growing craft beer companies in the U.S. with a beer portfolio that includes more than 40 different styles of beer, led by its popular Sculpin IPA and Grapefruit Sculpin IPA. The partnership with Ballast Point provides a high-growth premium platform that will enable Constellation to compete in the fast-growing craft beer segment, further strengthening its position in the highest end of the U.S. beer market.
Ballast Point started in 1996 as a small group of home brewers and remains dedicated to the art of making better quality craft beer. Ballast Point will continue to operate as a stand-alone company with its existing management team and employees running the day-to-day operations. The company is one of the most successful and respected craft beer companies in the country, with an expertise in brewing the most premium, highest quality award winning products, and a grassroots approach to innovation that engages beer lovers and home brewers in the process. The Ballast Point team will continue to build on its successful expansion across the U.S., and will now have access to Constellation’s strong financial position and willingness to invest in growth.
“We started this business nearly 20 years ago with a vision to produce great beer that consumers love and to do it the right way,” said Jack White, founder of Ballast Point Brewing & Spirits. “To achieve that vision, we needed to find the right partner. The team at Constellation shares our values, entrepreneurial spirit and passion for beer, and has a proven track record of helping successful premium brands reach the next level of growth and scale.”
“We believe in the vision that Jack and his team have created and we’re excited to welcome Ballast Point, one of the most respected craft brewers in the country, to the Constellation Brands family,” said Rob Sands, chief executive officer, Constellation Brands. “Along with imports, craft beer is a key driver of growth and premiumization within the beer industry, with craft doubling its share of the U.S. beer market in the last five years.

Ballast Point has certainly been a key driver of that growth. Their business philosophy and entrepreneurial spirit perfectly align with our culture and we look forward to strengthening our position in the high-end beer segment with what is arguably the most premium major brand in the entire craft beer business.”
Ballast Point is on pace to sell nearly 4 million cases in calendar 2015, which would represent growth of more than 100 percent versus calendar 2014. Net sales for calendar 2015 are expected to approximate $115 million. Volume and net sales growth from calendar 2012 to calendar 2014 averaged over 80 percent. Ballast Point employs more than 500 employees, produces beer in four facilities in the San Diego, CA area, and sells its beer in over 30 states.
Constellation Brands plans to purchase Ballast Point Brewing & Spirits for approximately $1 billion. The purchase price values the acquisition multiple of the projected calendar 2016 Ballast Point EBITDA in the mid-to-high teens range. Constellation estimates that on a comparable basis (1), the acquisition is expected to be neutral to diluted earnings per share for fiscal 2016 and $0.05 to $0.06 accretive for fiscal 2017. The transaction will be financed with cash and debt, and is expected to close by the end of calendar year 2015, subject to customary closing conditions.
(1) Comparable basis excludes transaction and other acquisition-related costs.
About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. In 2014, Constellation was one of the top performing stocks in the S&P 500 Consumer Staples Index. Constellation is the number three beer company in the U.S. with high-end, iconic imported brands including Corona Extra, Corona Light, Modelo Especial, Negra Modelo and Pacifico. Constellation is also the world’s leader in premium wine, selling great brands that people love including Robert Mondavi, Clos du Bois, Kim Crawford, Rex Goliath, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company’s premium spirits brands include SVEDKA Vodka and Black Velvet Canadian Whisky.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand-building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and approximately 7,700 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

About Ballast Point
What started in 1996 as a small group of home brewers who simply wanted to make great beer evolved into a team of adventurers known today as Ballast Point. From bringing a hoppy twist to a porter, or adding four types of malt to its amber ale, to creating a breakthrough gold medal winning IPA, the San Diego-based company is known for adding its own touch and asking if there’s a better way. Today as an internationally recognized leader in the craft brewing and spirits industry, the company makes over 40 styles of beer.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. The forward-looking statements are based on management’s current expectations should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetable contemplated hereby. The transaction between Constellation Brands and Ballast Point Brewing & Spirits is subject to the satisfaction of certain closing conditions, including receipt of any necessary regulatory approvals. There can be no assurance that any transaction between Constellation Brands and Ballast Point Brewing & Spirits will occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including completion of the announced transaction; the accuracy of all projections; the ability to achieve volume and net sales growth estimates and the benefits of the transaction may vary due to different financial results from those anticipated and the timeframe in which achieved will depend on actual financial performance; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2015, which could cause future performance to differ from current expectations.

Constellation Brands

BALLAST POINT FACTSHEET NOVEMBER 2015

HIGHLIGHTS

- Started as a small group of home brewers who wanted to make better beer
- Fundamental philosophy of dedication to the craft; mission to "brew beers we like to drink".
- Reinvigorating the industry by re-interpreting the art of brewing great-tasting beer
- Highly regarded quality of product; has earned over 200 awards
- Culture of innovation tied to home brew roots

BALLAST POINT

BALLAST POINT
DEDICATED TO THE CRAFT

OVERVIEW

- 500 employees
- Portfolio of 40+ beers (15 year round, 30 limited/seasonal release) that includes IPAs, pale ales, lagers, pilsners, porters, stouts, saisons, sour ales and bocks
- Operate in the high-growth craft beer segment
- On pace to sell nearly four million cases in 2015
- Produces beer in four San Diego, CA facilities, all with their own brew pubs
- Sells beer in more than 30 U.S. states
- Calendar 2015 net sales expected to approximate $115 million

BALLAST POINT

HISTORY

After developing a taste for beer in college, founder Jack White decided to try making more interesting beer than he could find in the store. Jack began home brewing in his apartment and soon realized it wasn't easy to get access to the various supplies and ingredients he wanted—nor did he have anyone with whom to trade ideas about brewing.

In 1992, Jack opened Home Brew Mart, which he filled with the supplies, ingredients, and conversation every brewer needed to make better beer at home. His plan was to one day take this hobby to the pro level and start a brewery. In 1996, his plan came to life when Ballast Point Brewing was born. Since then, Ballast Point has continued to grow while maintaining their philosophy from day one: doing what they love and making beer they love to drink.